SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2007

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 11, 2007, HealthSouth Corporation (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it has received final court approval (the "Orders") of its previously announced settlement agreements (collectively, the "Settlement Agreement") with the lead plaintiffs in the federal securities class actions and the derivative actions, as well as certain of its insurance carriers (collectively, the "Carriers"), to settle litigation filed against the Company, certain of its former directors and officers and certain other parties in the United States District Court for the Northern District of Alabama and the Circuit Court in Jefferson County, Alabama relating to financial reporting and related activity that occurred at the Company during periods ended in March 2003.

As previously announced by the Company, pursuant to the Settlement Agreement, federal securities and fraud claims brought in the class action against the Company and certain of its former directors and officers will be settled for consideration consisting of Company common stock and warrants valued at $215 million and cash payments by certain of the Company's insurance carriers of $230 million, or aggregate consideration of $445 million. In addition, the federal securities class will receive 25% of any net recoveries from future judgments obtained by or on behalf of the Company with respect to certain claims against Richard Scrushy, the Company’s former chief executive officer, Ernst & Young, the Company's former auditors, and UBS, the Company’s former primary investment bank, each of which remains a defendant in the derivative actions as well as the federal securities class actions. Securities to be issued by the Company in connection with the Settlement Agreement will consist of an aggregate of 5,023,732 shares of its common stock and eleven-year warrants to purchase an aggregate of 8,151,265 additional shares of Company common stock at an exercise price of $41.40 per share. Pursuant to the Settlement Agreement, the Company is also required to indemnify the Carriers for any amounts that they become legally obligated to pay to any non-settling defendants.

The foregoing description of the Orders is not complete and is qualified in its entirety by reference to the text of the Orders, copies of which are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the text of the agreements which make up the Settlement Agreement, copies of which are attached as Exhibits 10.1, 10.2, and 10.3 to the Company's Current Report on Form 8-K filed on September 27, 2006.

Certain matters discussed herein constitute forward-looking statements that represent the Company's current expectations and beliefs concerning the future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such information is based on numerous assumptions and involve a number of risks and uncertainties, many of which are beyond the Company's control.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Dated: January 12, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of HealthSouth Corporation dated January 11, 2007.

99.2	Partial Final Judgment And Order of Dismissal With Prejudice of In re HealthSouth Corporation Securities Litigation, dated as of January 11, 2007.

99.3	Order and Final Judgment Pursuant To A.R.C.P. Rule 54(b) Approving Pro Tanto Settlement With Certain Defendants, dated as of January 11, 2007.